Exhibit 99

For Immediate Release

        TradeStation Group Reports Second Quarter 2004 Financial Results

   Daily Average Revenue Trades (DARTs) Up 50% Year Over Year and New Account
               Growth Continues at Accelerated First Quarter Pace

      Plantation FL, July 19, 2004 - TradeStation Group's (NasdaqNM: TRAD) 2004 second quarter net income was $5.8 million, or $0.13 per share (diluted), as compared to 2003 second quarter net income of $2.9 million, or $0.07 per share (diluted). The 2004 second quarter net income results include the benefit of a $3.2 million reversal of a valuation allowance on the company's deferred income tax assets. TradeStation Group had income before income taxes of $2.6 million in the 2004 second quarter, a 22% increase from 2003 second quarter income before income taxes of $2.1 million, and total revenues of $17.2 million, a 15% increase from 2003 second quarter total revenues of $15.0 million.

TradeStation's Daily Average Revenue Trades (DARTs) Increase 50% Year Over Year

      For the 2004 second quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

                                  Q2 04          Q2 03        % Increase
                                  -----          -----        ----------

Daily Average Revenue Trades      33,477         22,295           50%

      "Not only has TradeStation increased its DARTs 50% year over year while Ameritrade, E*Trade and Schwab have increased their DARTs only 0-5%," said David Fleischman, CFO of TradeStation Group, "but our 33,477 DARTs for the 2004 second quarter are consistent with our 2004 first quarter DARTs of 33,877, a stark contrast to the 20-25% decrease in DARTs experienced by Ameritrade, E*Trade and Schwab in the 2004 second quarter.(1) We attribute our consistency in DARTs to consistent account growth, the robustness of our high-end client base and the diversity of our service offering."

----------
(1) Estimates of Ameritrade, E*Trade and Schwab DARTs for the 2004 second quarter are based on published DARTs results for April and May 2004 and quarterly estimates provided by Sandler O'Neill & Partners.

                                    --more--

TradeStation's Account Base Grows Nearly 50% Year Over Year

      TradeStation had 15,106 brokerage accounts at the end of the 2004 second quarter, a 49.3% increase year over year. This is the second quarter in a row TradeStation has added, net, approximately 1,400 brokerage accounts, maintaining the accelerated pace of net growth of new accounts achieved in the 2004 first quarter. TradeStation's 1,400 new brokerage accounts in the 2004 first quarter represented a 32% improvement in net growth when compared to the company's addition of 1,050 new accounts in the 2003 fourth quarter.

TradeStation to Ramp-Up Advertising to Further Accelerate Account Growth

      TradeStation also announced that it is now ready to take its marketing efforts to the next level. The company said the reasons for its decision included the completion of the TradeStation trading platform to now offer direct-access, automated equities, options and futures trading, as well as online forex trading, recent account growth trends over the past two quarters which suggest that more aggressive advertising approaches recently tested by the company generate successful results, and TradeStation's recent ratings and awards in Barron's magazine and Stocks & Commodities magazine, for the second year in a row, establishing TradeStation as the Best Broker for Active Traders (Barron's), and Best Direct-Access Stock Brokerage, Best Direct-Access Futures Brokerage, Best Institutional Platform and Best Professional Platform (Stocks & Commodities).

      As part of the ramp-up of its advertising, TradeStation recently hired a leading advertising agency, Zimmerman Partners Advertising, and a marketing campaign is expected to be launched later this year in a variety of media. The company's more aggressive marketing approach will result in increased advertising expenses beginning in the third quarter, the benefits of which are not expected to produce results until later periods.

                                    --more--

TradeStation's Average Client Trades Nearly 600 Times Per Year and Has an Average Account Balance of $110,000 for Equities and $21,300 for Futures

      TradeStation's brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2004 second quarter:

Client Trading Activity
-----------------------

Annualized average revenue per account         $4,160(2)

Annualized trades per account                     586

Client Account Assets
---------------------

Average assets per account (Equities)        $110,000

Average assets per account (Futures)          $21,300

      TradeStation's average client trades about 50 times more often than the average client of its larger competitors (based on trading account data for Ameritrade, E*Trade, Fidelity, Schwab, Scottrade and TD Waterhouse in a Keefe, Bruyette & Woods' January 2004 industry report). Also, TradeStation's average assets per equities account of $110,000 and average assets per futures account of $21,300 are double to triple the industry average.

TradeStation Approved For Clearing Firm Membership With NSCC and DTC

      On June  25,  TradeStation  received  clearing  firm  membership  with the
National Securities Clearing Corporation (NSCC) and was approved as a Participant in the Depository Trust Company (DTC). These were the final approvals required for TradeStation to commence equities self-clearing of its active trader brokerage accounts. TradeStation Securities remains on schedule to complete the transfer of its active trader client account base from its current clearance agent to self-clearing in September 2004, and to begin receiving material cost-saving benefits of self-clearing beginning with the 2004 fourth quarter.

----------

(2) Annualized average revenue per account is based on commissions, fees (including monthly platform fees) and interest income derived from brokerage client accounts. In prior publications of this statistic, the company did not include monthly platform fees or interest income derived from brokerage accounts.

                                    --more--

      "This is what we've been waiting for," said David Fleischman, CFO of TradeStation Group. "In addition to being able to provide more integrated account services to clients, in the 2004 fourth quarter we expect to begin seeing cost savings of at least $4 million on an annualized basis compared to current operations using a third-party clearance agent."

Company Provides Business Outlook For 2004 Third Quarter

      A significant change in the company's reporting of net income and earnings per share will occur in the 2004 third quarter as TradeStation transitions from a company that previously had minimal income tax expense (as a result of its utilization over the past two years of net operating loss carryforwards and other tax benefits) to one that will now recognize income tax expense at an effective tax rate of approximately 37.5%. Given this significant change, the company believes that going forward it is important, particularly when evaluating comparisons with prior period results, to focus strongly on the company's income before income taxes.

      The company's third quarter 2004 Business Outlook estimated ranges, as compared to 2004 second quarter actual results, are as follows:

                       THIRD QUARTER 2004 BUSINESS OUTLOOK

                      (In Millions, Except Per Share Data)

                                        Third Quarter 2004       Actual Second Quarter 2004
                                        ------------------       --------------------------
      REVENUES                              $17.8 to $19.1                            $17.2

      INCOME BEFORE INCOME TAXES              $2.7 to $3.4                             $2.6

      EARNINGS PER SHARE (Diluted)          $0.04 to $0.05                            $0.13

      TradeStation emphasized that it was comfortable estimating higher income before income taxes in the 2004 third quarter than it produced in the 2004 second quarter even though TradeStation does not expect to receive material cost-savings benefits from self-clearing until the 2004 fourth quarter, and will have one-time self-clearing start-up expenses in the third quarter and increased advertising expenses that are not expected to produce benefits until later periods.

                                    --more--

      As explained in the company's February 10, 2004 Business Outlook, based on current market conditions in the industry it is likely that the company's annual earnings per share will be closer to the lower end of the range estimated in that Outlook.

      The company's Third Quarter 2004 Business Outlook, and other statements or comments concerning potential results over the 2004 year, are based on assumptions about anticipated growth of active trader equities and futures accounts, the timing, rate of growth and impact of the company's offering and roll-out of direct-access options execution services, the rate of growth and impact of new forex accounts, the collectibility of an unsecured account receivable, the timing and impact of the company's anticipated growth of its institutional trader client base, the cost of ongoing litigation, the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives, and numerous other assumptions, expectations and beliefs concerning its business, its industry, market conditions, and decisions, acts or failures to act of third parties outside of the company's control. The company recommends that its Third Quarter 2004 Business Outlook be read in conjunction with its 2004 Business Outlook published February 10, 2004, and all prior earnings releases and other press releases in 2004 that address 2004 estimated results. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth above and below and in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 and its Annual Report on Form 10-K for the year ended December 31, 2003.

Conference Call/Webcast

      At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company's 2004 second quarter results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

                                    --more--

About TradeStation Group, Inc.

      TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that offers state-of-the-art direct-access order execution and enables clients to design, test, monitor and automate their own custom trading strategies. In March 2004, TradeStation was named Best Broker for Active Traders by Barron's magazine for the second year in a row (and also received the highest rating for trade execution for the second consecutive year), and in February 2004, also for the second year in a row, was named Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time Equities, Options, Futures and Forex market data.

      TradeStation Securities, Inc. (Member NASD, SIPC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant that offers its clients the ability to trade stocks, ETFs, stock options, futures and forex. TradeStation Securities is also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, Eurex US, International Securities Exchange, Philadelphia Stock Exchange and Pacific Exchange. The company's other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

Forward-Looking Statements - Issues, Uncertainties and Risk Factors

      This press release, including the Business Outlook for the 2004 third quarter, and today's earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release or the conference call, the words "anticipate(s)," "anticipated," "anticipation," "assume(s)," "assumption(s)," "become(s)," "belief(s)," "believe(s)," "believed," "could," "designed," "estimate," "estimates," "estimated," "expect(s)," "expected," "expectation(s)," "going forward," "future," "hopeful," "hope(s)," "intend(s)," "intended," "look forward," "may," "opportunity," "opportunities," "outlook(s)," "pending," "plan(s)," "planned," "potential," "scheduled," "shall," "should," "think(s)," "to be," "upcoming," "well-positioned," "will," "would," and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the possibility that self-clearing of equities trades may be later than the estimated date most recently published; the company's success (or lack thereof), or delays, in completing final quality assurance testing of its self-clearing system, or in seamlessly converting the clearing of active trader stock trades from Bear Stearns to self-clearing operations; unanticipated risks or negative effects of or associated with self-clearing, including, but not limited to, unanticipated account closings; the cost savings and efficiencies of self-clearing being less favorable than expected as a result of unanticipated increased fixed, infrastructure or incremental costs, mistakes (the company has no self-clearing experience) or

                                    --more--
other factors; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings; the effect that the company's low commission pricing structure for equities and futures trades, and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; market pressure to continue to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; the timing and success of marketing campaigns, and the effect of the decision by the company to increase materially advertising and marketing expenditures to try to help accelerate growth of revenues and market share; TradeStation's technology not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects; delays or interruptions in the completion of the roll-out of the company's options execution services as a result of product development or other technical delays or issues; the quality and/or pricing of the company's forex and options execution services failing to appeal to forex and/or options traders to the degree the company anticipates; the company's ability (or lack thereof) to achieve significant net increases in brokerage accounts and brokerage revenues sequentially or quarter over quarter; technical difficulties or errors in the products and/or services, particularly TradeStation (and its updates, including TradeStation 8); changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility; issues and difficulties, and unanticipated expenses or claims, the company may face as it seeks to grow an institutional trader market business (as the company has no significant prior experience with institutional trader marketing, sales or product development operations); the entrance of new competitors or competitive products or services into the market; adverse results in pending or possible future litigation against the company (including three lawsuits filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, a patent infringement claim recently filed against the company and eight other online brokerage firms, and several pending NASD arbitration proceedings concerning claims of brokerage clients, which, in the aggregate, seek tens of millions of dollars in damages) that are significantly different than is currently estimated or expected (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder and patent lawsuits recently filed against the company described above, all of which the company considers baseless, but which may result in higher-than-anticipated attorneys' fees and litigation expenses); the company's estimated earnings per share (diluted) are based on the assumption of an average stock price for particular time periods (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the general variability and unpredictability of operating results forecast on a quarterly basis; other items, events and unpredictable costs or revenue impact that may occur; and other issues, risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission including, but not limited to, the company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, Annual Report on Form 10-K for the year ended December 31, 2003, and other SEC filings and company press releases.

                                    --more--

Contact --
----------

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

                                    --more--

                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                   Three Months Ended                     Six Months Ended
                                                                        June 30,                                June 30,
                                                           --------------------------------        --------------------------------
                                                               2004                2003                2004                2003
                                                           ------------        ------------        ------------        ------------
REVENUES:
     Brokerage revenues                                    $ 14,736,274        $ 12,720,649        $ 29,843,008        $ 23,682,872
     Subscription fees                                        2,061,828           1,694,372           3,944,290           3,405,459
     Other                                                      421,046             554,435             892,578           1,193,688
                                                           ------------        ------------        ------------        ------------

         Total revenues                                      17,219,148          14,969,456          34,679,876          28,282,019
                                                           ------------        ------------        ------------        ------------

OPERATING EXPENSES:
     Clearing and execution costs                             5,543,222           4,810,867          11,234,837           8,304,232
     Data center costs                                        1,614,034           1,163,172           3,172,147           2,359,081
     Technology development                                   1,860,199           1,867,161           3,758,375           3,717,854
     Sales and marketing                                      2,648,642           2,721,353           5,319,056           5,291,467
     General and administrative                               3,007,741           2,183,374           5,102,943           4,178,655
     Amortization of intangible assets                            8,334              52,479              38,312             104,957
                                                           ------------        ------------        ------------        ------------

         Total operating expenses                            14,682,172          12,798,406          28,625,670          23,956,246
                                                           ------------        ------------        ------------        ------------

         Income from operations                               2,536,976           2,171,050           6,054,206           4,325,773

OTHER INCOME (EXPENSE), net                                      69,256             (29,280)            124,888             (18,586)
                                                           ------------        ------------        ------------        ------------

         Income before income taxes                           2,606,232           2,141,770           6,179,094           4,307,187

INCOME TAX BENEFIT                                           (3,200,038)           (714,046)         (3,128,580)           (800,829)
                                                           ------------        ------------        ------------        ------------

         Net income                                        $  5,806,270        $  2,855,816        $  9,307,674        $  5,108,016
                                                           ============        ============        ============        ============

EARNINGS PER SHARE:
     Basic                                                 $       0.14        $       0.07        $       0.22        $       0.13
                                                           ============        ============        ============        ============
     Diluted                                               $       0.13        $       0.07        $       0.21        $       0.12
                                                           ============        ============        ============        ============

WEIGHTED AVERAGE SHARES
   OUTSTANDING:
     Basic                                                   41,625,992          40,092,803          41,556,551          39,843,096
                                                           ============        ============        ============        ============
     Diluted                                                 44,233,907          43,588,162          44,421,196          42,093,040
                                                           ============        ============        ============        ============

                                    --more--

                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                   June 30,                December 31,
                                                                     2004                      2003
                                                                  -----------              ------------
                                                                  (Unaudited)
ASSETS:
-------

     Cash and cash equivalents, including restricted
       cash of $2,748,127 and $2,682,627 at
       June 30, 2004 and December 31, 2003,
       respectively                                               $37,211,568              $31,017,502
     Marketable securities                                                 --                1,997,060
     Receivables from clearing firms                                1,016,999                  526,832
     Property and equipment, net                                    3,360,072                3,628,773
     Deferred income taxes, net                                     6,427,626                       --
     Other assets                                                   2,362,439                  830,385
                                                                  -----------              -----------

         Total assets                                             $50,378,704              $38,000,552
                                                                  ===========              ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
-------------------------------------

LIABILITIES:
     Accounts payable                                             $ 1,937,870              $ 2,047,332
     Accrued expenses                                               5,330,872                6,207,194
                                                                  -----------              -----------
              Total liabilities                                     7,268,742                8,254,526

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY                                               43,109,962               29,746,026
                                                                  -----------              -----------

         Total liabilities and shareholders' equity               $50,378,704              $38,000,552
                                                                  ===========              ===========

                                       ###